SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                         - - - - - - -


                           FORM 8-K

                        CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15 (d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

Date of report
 (Date of earliest event reported):            September 17, 2003

                      Symbol Technologies, Inc.
--------------------------------------------------------------
     (Exact name of registrant as specified in its charter)


   Delaware                 1-9802             11-2308681
   --------                 ------             ----------
(State or other        (Commission File       (IRS Employer
Jurisdiction of            Number)         Identification No.)
 Incorporation)


  One Symbol Plaza
  Holtsville, New York                                 11742
 ---------------------                              ----------
  (Address of principal                             (Zip Code)
    executive offices)


Registrant's telephone number, including
   area code:                                   (631) 738-2400

Former name or former address, if changed
    since last report:                          Not Applicable






ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

         The Registrant issued a press release dated October 10, 2003 which updates the status of the litigation between its wholly owned subsidiary, Telxon Corporation, and Smart Media. A copy of the press release is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.



                                        SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 SYMBOL TECHNOLOGIES, INC.




Date: October 10, 2003           By: /s/ Mark T. Greenquist
                                    -----------------------
                                  Name:  Mark T. Greenquist
                                  Title: Senior Vice President
                                         and Chief Financial
                                         Officer







                                         EXHIBIT INDEX

Exhibit            Description

Exhibit 99.1 Press release updating the status of the Smart Media litigation.










Exhibit 99.1


                                   Status of Telxon Litigation Updated

     HOLTSVILLE, N.Y., Oct. 10, 2003, -- Symbol Technologies, Inc. (NYSE:SBL) today provided an update to the status of the case involving Telxon Corporation, a wholly owned subsidiary of Symbol, and Smart Media of Delaware, Inc.

     The Summit County Court of Common Pleas in Ohio held a status conference on October 9, 2003, and, as a result, Symbol expects that the briefing on post judgment motions will take at least a month, and may take longer. No judgment has yet been entered in the case, and Telxon has filed a motion for judgment notwithstanding the verdicts and for a new trial.

The following addresses the status of the Telxon case:

Q1:      What is the background of the litigation between Telxon and Smart
Media, et al.?

A1:      The litigation between Telxon and Smart Media began in
December 1, 1998, prior to Symbol's acquisition of Telxon, when Telxon filed suit against Smart Media in the Court of Common
Pleas for Summit County, Ohio. The suit filed by Telxon was for a declaratory judgment that, contrary to the position of Smart Media and several of its shareholders, Telxon neither agreed with nor promised Smart Media to develop a product or to provide financial support for the development of a product. Smart Media denied Telxon's suit for declaratory judgment and claimed that it suffered substantial damages because of Telxon's alleged failure to provide funding of several million dollars. The damages claimed by Smart Media are for allegedly lost profits.

Q2:      Is there a judgment against Telxon at this point?

A2:      No.  No judgment has been entered at this time.

Q3:      What are the next procedural steps, and the timing, relating to the case?

A3:      The parties had a conference with the judge on October 9, 2003, that addressed, among other matters, the next steps in the case.
Symbol and Telxon believe that post trial motion practice will take at least a month and that no judgment will be entered until the Court rules on the parties' post trial motions. Symbol and Telxon cannot predict when the Court will render its decision.

Q4:     Has Telxon made any post trial motions?



A4:      On October 7, 2003, Telxon made a motion to impound and secure the trial record of certain exhibits, and on October 8, 2003, Telxon made motions for judgment in its favor notwithstanding the jury's verdicts, and for a new trial. In the event this relief is not granted, Telxon requested that the amount of the jury's verdicts be reduced. Also, Telxon requested that the execution of any judgment against Telxon entered by the Court be stayed without the posting of a bond, or in the alternative, that a bond be set at a maximum of $3.7 million.

Q5:      What arguments has Telxon made to support its motion?

A5:      Telxon, among other arguments, has argued that the jury's verdicts were based upon inadmissible evidence being improperly provided to the jury during its deliberations; that the absence of liability on the part of Telxon was conclusively established by the documents in evidence; and that the amounts awarded to Smart Media were based on legally irrelevant projections, and are wildly speculative, particularly given that Smart Media never had any revenue or profits. In addition, Telxon argued that the jury verdicts incorrectly awarded damages more than once for the same alleged injury by adding together two separate awards for lost profits, and by improperly combining different measures of damages.

Q6:      Has Smart Media made any post trial motions?

A6:      As previously reported, Smart Media made a motion to join or substitute Symbol as a defendant. In addition on October 7, 2003, Smart Media made a motion for prejudgment interest in the amount of approximately $146 million based upon a 10 percent per annum rate on the aggregate amounts of the jury's verdicts from October 23, 1996, to September 17, 2003. Symbol and Telxon believe these motions are without merit and intend to oppose them vigorously.

Q7:      If the Ohio trial court judge enters a judgment on the jury's verdicts, would Telxon have a right to appeal?

A7:      Yes, Telxon may appeal the jury's verdicts as a matter of right to the Ohio Court of Appeals for the 9th District. Following that appeal, any party could petition the Ohio Supreme Court to hear the case, but Ohio Supreme Court review is not an appeal as a matter of right.

Q8:      How long could the appeal process last?

A8:      The length of the appeals process is uncertain.  It could last a number of months, and perhaps more than a year.



Q9:      Pending the appeal, can Telxon stay execution of any judgment against it?

A9:      Yes, if Telxon posts a bond, if one is required, as determined by the Ohio trial court.

Q10:    In the event of an enforceable judgment against Telxon that it was unable to satisfy, could Symbol be responsible for the judgment?

A10:   Under such circumstances, Smart Media may pursue various legal theories and tactics to try to recover from Symbol or otherwise obligate Symbol to provide funds to Telxon to satisfy a judgment against Telxon. While Symbol will vigorously oppose such efforts, there can be no assurance that Symbol will not be liable for or otherwise be obligated to provide funds to Telxon to satisfy any judgment against Telxon.

Q11:    Could the litigation between Smart Media and Telxon, or even a bankruptcy of Telxon, have an impact on Symbol's credit facility?

A11:    The credit facility remains in place at this time. Whether the credit facility could be impacted will depend on developments in the litigation. At the present time, Symbol is not borrowing under its credit facility.

Q12:    Will the amount of the jury verdicts be reserved against on
Symbol's balance sheet?

A12:    At this time, Symbol believes that the amounts indicated in the jury verdicts are not probable and estimable. Therefore, Symbol has not recorded any reserves in its balance sheets.

Q13:   Ultimately, if Symbol were found liable for the entire amount of the verdicts, does Symbol have adequate liquidity and capital resources to satisfy that amount?

A13:   Symbol believes that it could satisfy the entire amount with a combination of internal funds and funds obtained from the public and/or private capital markets, although access to the public markets will be subject to Symbol completing the pending restatement of its financial statements. In addition, Symbol's ability to access the capital markets would be subject to market conditions, industry conditions and the financial condition and prospects of Symbol at the time the capital markets are accessed.



About Symbol Technologies

     Symbol Technologies, founded in 1975, is a global leader in secure mobile information systems that integrate application-specific hand-held computers with wireless networks for data and voice and bar code data capture. Symbol products and services increase productivity and reduce costs for the world's leading retailers, logistics and transportation companies, government agencies, manufacturers and providers of healthcare, hospitality and security. More information is available at www.symbol.com and 1-800-722-6234 or 631-738-2400.

     This news release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include litigation developments, price and product competition, dependence on new product development, reliance on major customers, customer demand for our products and services, control of costs and expenses, international growth, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the reports filed by Symbol with the Securities and Exchange Commission. Symbol disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # # #

For financial information:               For press information:

Nancy Tully                                    Doug Picker
Symbol Technologies, Inc.             Symbol Technologies, Inc.
631-738-5050                                 631-738-4699